Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA ANNOUNCES SECOND QUARTER 2011 RESULTS

Toronto, August 9, 2011 - SunOpta Inc. (“SunOpta” or “the Company”) (NASDAQ:STKL; TSX:SOY), a leading global company focused on natural, organic and specialty foods and natural health products, today announced financial results for the quarter and two quarters ended July 2, 2011. All amounts are expressed in U.S. dollars and results are reported in accordance with U.S. GAAP, except where specifically noted.

For the quarter ended July 2, 2011 the Company realized quarterly revenues of $290.8 million versus revenues of $233.9 million for the quarter ended July 3, 2010, an increase of 24.3% . This represents the largest quarterly revenues from continuing operations in the Company’s history, and reflects continued growth in the natural and organic foods sectors. Revenues increased 13.2% excluding the impact of the acquisitions completed late in 2010.

For the quarter ended July 2, 2011 the Company reported earnings per diluted common share from continuing operations of $0.07, or $4.4 million, as compared to $0.09, or $6.2 million, for the quarter ended July 3, 2010. The Company experienced continued strong performance in the International Foods Group and Opta Minerals Inc. offset by reduced earnings in the Grains and Foods Group primarily due to commodity market pressures in the sunflower segment, reduced earnings in the Ingredients Group due mainly to the loss of a major customer earlier in the year, and higher income taxes.

Earnings for the quarter ended July 2, 2011 reflect an income tax rate of 42.2% . The income tax rate is expected to normalize over the balance of the year to an annualized tax rate of approximately 36% due to the expected realization of certain tax benefits in the third and fourth quarter of 2011.

The quarterly results include other pre-tax income of approximately $3.2 million, due primarily to gains on the sale of assets in the Fruit Group during the quarter. These gains were offset by additional pre-tax costs of approximately $3.4 million included within the segmented results related to the Fruit Group disposals and other legal and rationalization matters.

For the quarter ended July 2, 2011 the Company realized EBITDA1 of $12.9 million compared to $15.8 million for the quarter ended July 3, 2010.

For the two quarters ended July 2, 2011 the Company reported revenues of $551.7 million versus revenues of $450.6 million for the two quarters ended July 3, 2010, a year over year increase of 22.4% . Revenues increased 11.6% excluding the impact of the acquisitions completed late in 2010.

For the two quarters ended July 2, 2011 the Company realized earnings per diluted common share from continuing operations of $0.14, or $9.5 million, as compared to $0.16, or $10.4 million, for the two quarters ended July 3, 2010.

For the two quarters ended July 2, 2011 the Company realized EBITDA1 of $28.8 million as compared to $29.8 million for the two quarters ended July 3, 2010.

At July 2, 2011, the Company’s balance sheet reflects a current working capital ratio of 1.47 to 1.00, long-term debt to equity ratio of 0.20 to 1.00 and total debt to equity ratio of 0.55 to 1.00. For the quarter ended July 2, 2011 the Company generated cash from continuing operating activities of $20.5 million as compared to $18.6 million for the quarter ended July 3, 2010. At the end of the quarter the Company had total debt outstanding of $167.8 million, a decrease of $17.8 million from the period ended April 2, 2011. At July 2, 2011 the Company had total assets of $631.4 million and a net book value of $4.65 per outstanding share. At July 2, 2011, the Company was in compliance with all its debt covenants.

Steve Bromley, President and Chief Executive Officer of SunOpta commented, “Our results for the second quarter reflect record quarterly revenues from continuing operations for the Company and continued growth in the natural and organic foods categories where we operate. Although we are working through a difficult commodity environment at this time, especially in our sunflower business, we continue to believe in our core portfolio and are focused on a number of new initiatives and opportunities that are currently in the pipeline. We remain committed to expanding our business in fast growing healthy foods categories while at the same time improving operating margins and returns on assets employed. We believe we are well positioned in the natural and organic foods sector and are confident in our future prospects.”

The Company plans to host a conference call at 10:00 A.M. Eastern Time on Wednesday, August 10th, 2011 to discuss the second quarter results and recent corporate developments. The conference call can be accessed via a link at the Company’s website at www.sunopta.com. Additionally, the call may be accessed with the toll free dial-in number 1-877-312-9198 or 631-291-4622. A replay number can also be accessed between August 10th and 17th with the toll free dial-in number 1-800-642-1687 or 706-645-9291 followed by pass code: 74437112#.

1See discussion of non-GAAP financial measures following the consolidated financial information below.

About SunOpta Inc.

SunOpta Inc. is a leading global company focused on natural, organic and specialty foods. The Company specializes in sourcing, processing and packaging of natural and organic food products, integrated from seed through packaged products; with a focus on strategically significant vertically integrated business models. The Company’s core natural and organic food operations focus on value-added grains, fiber and fruit based product offerings, supported by a global infrastructure. The Company has two non-core holdings, a 66.4% ownership position in Opta Minerals Inc. (TSX:OPM), a producer, distributor, and recycler of environmentally friendly industrial materials, and a minority ownership position in Mascoma Corporation, an innovative biofuels company.

Forward-Looking Statements

Certain statements included in this press release may be considered “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation. These forward-looking statements include, but are not limited to, our expectations about future income tax rates, our continued efforts to streamline our portfolio, our focus on growing our business and improving operating margins and returns on assets employed and our positioning in the natural and organic foods sector. The terms and phrases “continue”, “believe”, “expect”, “confident”, “enthusiastic”, “improving”, “remain focused”, “positioned”, and other similar terms and phrases are intended to identify these forward looking statements. Forward looking statements are based on information available to us on the date of this release and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors the Company believes are appropriate in the circumstances including, but not limited to, general economic conditions, consumer interest in health and wellness, product pricing levels, current customer demand, planned facility and operational expansions, competitive intensity, cost rationalization and product development initiatives. Whether actual timing and results will agree with expectations and predictions of the Company is subject to many risks and uncertainties including, but not limited to, global economic conditions, consumer spending patterns and changes in market trends, decreases in customer demand, potential failure of product development, working capital management and continuous improvement initiatives, availability and pricing of raw materials and supplies, and other risks described from time to time under “Risk Factors” in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized.

For further information, please contact:

SunOpta Inc.

Steve Bromley, President & CEO
Tony Tavares, Vice President & COO
Susan Wiekenkamp, Information Officer
Tel: 905-455-2528, ext 103
susan.wiekenkamp@sunopta.com
Website: www.sunopta.com

SunOpta Inc.
Consolidated Statements of Operations
For the quarter ended July 2, 2011 and July 3, 2010
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarter ended	Quarter ended
	July 2, 2011	July 3, 2010	Change
	$	$	%

Revenues	290,757	233,885	24.3%

Cost of goods sold	257,055	196,942	30.5%

Gross profit	33,702	36,943	(8.8)%

Selling, general and administrative expenses	24,330	24,224	0.4%
Intangible asset amortization	1,393	1,144	21.8%
Other (income) expense, net	(3,189)	1,044	(405.5)%
Foreign exchange gain	(57)	(319)	82.1%

Earnings from continuing operations before the following	11,225	10,850	3.5%

Interest expense, net	2,520	2,567	(1.8)%

Earnings from continuing operations before income taxes	8,705	8,283	5.1%

Provision for income taxes	3,672	1,854	98.1%

Earnings from continuing operations	5,033	6,429	(21.7)%

Discontinued operations
Earnings from discontinued operations, net of taxes	-	414	(100.0)%
Gain on sale of discontinued operations, net of taxes	-	13,809	(100.0)%

Earnings from discontinued operations, net of taxes	-	14,223	(100.0)%

Earnings	5,033	20,652	(75.6)%

Earnings attributable to non-controlling interests	632	186	239.8%

Earnings attributable to SunOpta Inc.	4,401	20,466	(78.5)%

Earnings per share - basic
-from continuing operations	0.07	0.09
-from discontinued operations	-	0.22
	0.07	0.31
Earnings per share - diluted
-from continuing operations	0.07	0.09
-from discontinued operations	-	0.22
	0.07	0.31

SunOpta Inc.
Consolidated Statements of Operations
For the two quarters ended July 2, 2011 and July 3, 2010
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Two quarters ended	Two quarters ended
	July 2, 2011	July 3, 2010	Change
	$	$	%

Revenues	551,680	450,634	22.4%

Cost of goods sold	482,423	378,215	27.6%

Gross profit	69,257	72,419	(4.4)%

Selling, general and administrative expenses	47,337	50,020	(5.4)%
Intangible asset amortization	2,778	2,319	19.8%
Other (income) expense, net	(2,827)	1,359	(308.0)%
Foreign exchange loss (gain)	78	(1,436)	105.4%

Earnings from continuing operations before the following	21,891	20,157	8.6%

Interest expense, net	4,504	5,589	(19.4)%

Earnings from continuing operations before income taxes	17,387	14,568	19.4%

Provision for income taxes	6,681	3,930	70.0%

Earnings from continuing operations	10,706	10,638	0.6%

Discontinued operations
Earnings from discontinued operations, net of income taxes	-	846	(100.0)%
Gain on sale of discontinued operations, net of income taxes	-	13,809	(100.0)%

Earnings from discontinued operations, net of income taxes	-	14,655	(100.0)%

Earnings	10,706	25,293	(57.7)%

Earnings attributable to non-controlling interests	1,224	214	472.0%

Earnings attributable to SunOpta Inc.	9,482	25,079	(62.2)%

Earnings per share – basic
-from continuing operations	0.14	0.16
-from discontinued operations	-	0.23
	0.14	0.39

Earnings per share – diluted
-from continuing operations	0.14	0.16
-from discontinued operations	-	0.22
	0.14	0.38

SunOpta Inc.
Consolidated Balance Sheets
As at July 2, 2011 and January 1, 2011
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	July 2, 2011	January 1, 2011
	$	$

Assets

Current assets
Cash and cash equivalents	5,573	2,643
Accounts receivable	116,116	98,875
Inventories	208,946	200,278
Prepaid expenses and other current assets	24,899	30,041
Deferred income taxes	624	870
	356,158	332,707

Investments	33,345	33,345
Property, plant and equipment	119,186	116,249
Goodwill	49,251	48,558
Intangible assets	59,300	60,200
Deferred income taxes	11,940	11,889
Other assets	2,219	2,930
Non-current assets held for sale	-	3,806

	631,399	609,684
Liabilities

Current liabilities
Bank indebtedness	107,258	75,910
Accounts payable and accrued liabilities	105,814	124,031
Customer and other deposits	2,076	2,858
Income taxes payable	1,682	973
Other current liabilities	1,582	7,674
Current portion of long-term debt	22,826	22,247
Current portion of long-term liabilities	582	571
	241,820	234,264

Long-term debt	37,689	42,735
Long-term liabilities	5,920	6,642
Deferred income taxes	24,591	20,808
	310,020	304,449

Equity
SunOpta Inc. shareholders’ equity
Capital Stock	181,489	180,661
65,683,807 common shares (January 1, 2011 - 65,500,091)
Additional paid in capital	13,236	12,336
Retained earnings	104,694	95,212
Accumulated other comprehensive income	6,306	2,833
	305,725	291,042
Non-controlling interest	15,654	14,193
Total equity	321,379	305,235

	631,399	609,684

SunOpta Inc.
Consolidated Statements of Cash Flows
For the quarter ended July 2, 2011 and July 3, 2010
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Quarter ended	Quarter ended
	July 2, 2011	July 3, 2010
	$	$

Cash provided by (used in)
Operating activities
Earnings	5,033	20,652
Earnings from discontinued operations	-	14,223
Earnings from continuing operations	5,033	6,429
Items not affecting cash
Depreciation and amortization	4,863	3,912
Unrealized loss (gain) on foreign exchange	246	(326)
Deferred income taxes	2,212	482
Stock-based compensation	552	800
Gain on sale of property, plant and equipment	(3,824)	-
Unrealized (gain) loss on derivative instruments	(233)	955
Other	248	763
Changes in non-cash working capital	11,384	5,547
Net cash flows from operations - continuing operations	20,481	18,562
Net cash flows from operations - discontinued operations	-	(2,552)
	20,481	16,010
Investing activities
Purchases of property, plant and equipment	(5,312)	(2,880)
Proceeds from sale of property, plant and equipment	2,773	-
Payment of deferred purchase consideration	-	(221)
Purchases of patents, trademarks and other intangible assets	(9)	(333)
Other	(441)	(131)
Cash flows from investing activities - continuing operations	(2,989)	(3,565)
Cash flows from investing activities - discontinued operations	-	65,156
	(2,989)	61,591
Financing activities
Decrease in line of credit facilities	(14,124)	(58,182)
Borrowings under long-term debt	-	247
Proceeds from the issuance of common shares	534	305
Repayment of long-term debt	(4,722)	(3,067)
Other	632	(55)
Cash flows from financing activities - continuing operations	(17,680)	(60,752)
Foreign exchange gain (loss) on cash held in a foreign currency	41	(834)
(Decrease) increase in cash and cash equivalents during the period	(147)	16,015
Discontinued operations cash activity included above:
Add: Balance included at beginning of period	-	20,135
Less: Balance included at end of period	-	(17,974)
Cash and cash equivalents - beginning of the period	5,720	2,205
Cash and cash equivalents - end of the period	5,573	20,381

SunOpta Inc.
Consolidated Statements of Cash Flows
For the two quarters ended July 2, 2011 and July 3, 2010
Unaudited
(Expressed in thousands of U.S. dollars, except per share amounts)

	Two quarters ended	Two quarters ended
	July 2, 2011	July 3, 2010
	$	$

Cash provided by (used in)
Operating activities
Earnings	10,706	25,293
Earnings from discontinued operations	-	14,655
Earnings from continuing operations	10,706	10,638
Items not affecting cash
Depreciation and amortization	9,696	8,240
Unrealized loss (gain) on foreign exchange	969	(1,418)
Deferred income taxes	3,978	1,648
Stock-based compensation	981	1,420
Gain on sale of property, plant and equipment	(3,824)	-
Unrealized (gain) loss on derivative instruments	(3,918)	1,009
Other	(66)	1,248
Changes in non-cash working capital	(31,944)	(17,807)
Net cash flows from operations - continuing operations	(13,422)	4,978
Net cash flows from operations - discontinued operations	-	(3,303)
	(13,422)	1,675
Investing activities
Purchases of property, plant and equipment	(9,221)	(8,831)
Proceeds from sale of property, plant and equipment	2,773	-
Payment of deferred purchase consideration	-	(721)
Purchases of patents, trademarks and other intangible assets	(90)	(363)
Other	(441)	165
Cash from investing activities - continuing operations	(6,979)	(9,750)
Cash from investing activities - discontinued operations	-	64,783
	(6,979)	55,033
Financing activities
Increase (decrease) in line of credit facilities	28,427	(34,796)
Borrowings under long-term debt	37	247
Proceeds from the issuance of common shares	747	512
Repayment of long-term debt	(6,726)	(4,169)
Financing costs	(120)	-
Other	755	(243)
Cash from financing activities - continuing operations	23,120	(38,449)

Foreign exchange gain (loss) on cash held in a foreign currency	211	(627)

Increase in cash and cash equivalents during the period	2,930	17,632
Discontinued operations cash activity included above:
Add: Balance included at beginning of period	-	18,971
Less: Balance included at end of period	-	(17,974)
Cash and cash equivalents - beginning of the period	2,643	1,752
Cash and cash equivalents - end of the period	5,573	20,381

SunOpta Inc.
Segmented Information
For the quarter ended July 2, 2011 and July 3, 2010
Unaudited
(Expressed in thousands of U.S. dollars)

Quarter ended July 2, 2011
	SunOpta Foods $	Opta Minerals $	Corporate Services $	Consolidated $
Total revenues
from external customers	265,970	24,787	-	290,757

Segment Operating Income	7,857	2,159	(1,980)	8,036

SunOpta Foods has the following segmented reporting for the quarter ended July 2, 2011:

Quarter ended July 2, 2011
	Grains and Foods Group $	Ingredients Group $	Fruit Group $	International Foods Group $	SunOpta Foods $
Total revenues from
external customers	125,312	13,924	41,677	85,057	265,970

Segment Operating Income	4,654	899	(217)	2,521	7,857

Quarter ended July 3, 2010
	SunOpta Foods $	Opta Minerals $	Corporate Services $	Consolidated $
Total revenues from
external customers	212,744	21,141	-	233,885

Segment Operating Income	12,824	1,719	(2,649)	11,894

SunOpta Foods has the following segmented reporting for the quarter ended July 3, 2010:

Quarter ended July 3, 2010
	Grains and Foods Group $	Ingredients Group $	Fruit Group $	International Foods Group $	SunOpta Foods $
Total revenues from
external customers	92,088	17,648	39,531	63,477	212,744

Segment Operating Income	7,188	3,006	1,404	1,226	12,824

SunOpta Inc.
Segmented Information
For the two quarters ended July 2, 2011 and July 3, 2010
Unaudited
(Expressed in thousands of U.S. dollars)

Two quarters ended July 2, 2011
	SunOpta Foods $	Opta Minerals $	Corporate Services $	Consolidated $
Total revenues from
external customers	505,287	46,393	-	551,680

Segment Operating Income (Loss)	18,320	4,610	(3,866)	19,064

SunOpta Foods has the following segmented reporting for the two quarters ended July 2, 2011:

Two quarters ended July 2, 2011
	Grains and Foods Group $	Ingredients Group $	Fruit Group $	International Foods Group $	SunOpta Foods $
Total revenues from
external customers	240,913	29,675	78,687	156,012	505,287

Segment Operating Income	10,361	2,794	171	4,994	18,320

Two quarters ended July 3, 2010
	SunOpta Foods $	Opta Minerals $	Corporate Services $	Consolidated $
Total revenues from
external customers	411,562	39,072	-	450,634

Segment Operating Income (Loss)	24,215	3,432	(6,131)	21,516

SunOpta Foods has the following segmented reporting for the two quarters ended July 3, 2010:

Two quarters ended July 3, 2010
	Grains and Foods Group $	Ingredients Group $	Fruit Group $	International Foods Group $	SunOpta Foods $
Total revenues from
external customers	170,933	35,798	79,871	124,960	411,562

Segment Operating Income	12,204	7,218	3,268	1,525	24,215

1Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company provides information regarding Earnings before interest, taxes, depreciation and amortization (“EBITDA”) as additional information about its operating results, which is not a financial measure calculated and presented in accordance with GAAP. The Company believes that EBITDA assists investors in comparing performance across reporting periods on a consistent basis by excluding items that are not indicative of the Company’s core operating performance. EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

The Company defines EBITDA as “earnings from continuing operations plus provision for income taxes, interest expense, depreciation and amortization”. The following is a tabular presentation of EBITDA, including reconciliation to GAAP earnings, which the Company believes to be the most directly comparable GAAP financial measure.

	Quarter ended	Quarter ended
	July 2, 2011	July 3, 2010
	$	$

Earnings from continuing operations	5,033	6,429

Provision for income taxes	3,672	1,854
Interest expense, net	2,520	2,567
Other (income) expense, net	(3,189)	1,044
Depreciation and amortization	4,863	3,912
Earnings before interest, taxes, depreciation and amortization (EBITDA)	12,899	15,806

	Two quarters	Two quarters
	ended	ended
	July 2, 2011	July 3, 2010
	$	$

Earnings from continuing operations	10,706	10,638

Provision for income taxes	6,681	3,930
Interest expense, net	4,504	5,589
Other (income) expense, net	(2,827)	1,359
Depreciation and amortization	9,696	8,240
Earnings before interest, taxes, depreciation and amortization (EBITDA)	28,760	29,756